Exhiit 2.12


                                             Exhibit 4.11 (a)








                          Wampler Foods, Inc.
                    Cassco Ice & Cold Storage, Inc.
                     Wampler Supply Company, Inc.
                       Valley Rail Service, Inc.



                          GUARANTY AGREEMENT




                     Dated as of February 25, 1998







                            In Respect of:

                            WLR FOODS, INC.

    $42,040,162.73 Variable Rate Senior Notes due December 31, 1999
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                                GUARANTY AGREEMENT


     GUARANTY AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "Guaranty Agreement"), dated as of February 25, 1998, by WAMPLER FOODS, INC., a Virginia corporation, CASSCO ICE & COLD STORAGE, INC., a Virginia corporation, WAMPLER
SUPPLY COMPANY, INC., a Virginia corporation, and VALLEY RAIL SERVICE, INC., a Virginia corporation (all of the foregoing, together with their respective successors and assigns, referred to herein, individually, as a "Guarantor," and, collectively, as the "Guarantors"), in favor of each of the Noteholders (as hereinafter defined).

                        PRELIMINARY STATEMENTS:

     A. Certain capitalized terms used in this Guaranty Agreement shall have the meanings ascribed to them in Section 2.1 hereof.

     B. WLR Foods, Inc. (together, with its successors and assigns, the "Company"), a Virginia corporation, has heretofore issued its

          (c) 9.41% Senior Notes due May 1, 2001 (collectively, as in effect immediately prior to the Closing Date, the "Existing 1991 Notes") in the aggregate original principal amount of Thirty Million Dollars ($30,000,000) pursuant to that certain Note Agreement (as amended and in effect immediately prior to the Closing Date, the "Existing 1991 Note Agreement"), dated as of May 1, 1991, between the Company and the purchasers identified on Schedule 1 thereto (the "Existing 1991 Purchasers"), and

          (d) 7.47% Senior Notes, Series B, due June 1, 2007 (collectively, as in effect immediately prior to the Closing Date, the "Existing 1995 Notes") in the aggregate original principal amount of Twenty-Two Million Dollars ($22,000,000) pursuant to that certain Note Agreement (as amended and in effect immediately prior to the Closing Date, the "Existing
     1995 Note Agreement"; and together with Existing 1991 Note Agreement, the "Existing Note Agreements"), dated as of June
     1, 1995, between the Company and the purchasers identified  on
     Schedule 1 thereto (the "Existing 1995 Purchasers"; and together with the Existing 1991 Purchasers, the "Purchasers").

     The Company wishes to exchange the Existing Notes for new senior notes to be issued to the Noteholders on the terms and conditions contained in the Note Purchase Agreement.
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     C.   The Company, pursuant to that certain Note Purchase
Agreement (as amended from time to time, the "Note Purchase Agreement"), dated as of February 25, 1998, with the Purchasers, has authorized the issuance and sale of Forty Million Dollars ($40,000,000) in aggregate principal amount of its Variable Rate Senior Notes Due December 31, 1999 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with this Agreement, and as amended from time to time, the "Notes").

     C. In order to induce the Purchasers to acquire the Notes, each of the Guarantors has agreed to unconditionally guaranty all of the obligations of the Company under and in respect of the Notes, the Note Purchase Agreement and each of the other Financing Documents pursuant to the terms and provisions hereof.

     D. To secure their respective obligations hereunder, under the Financing Documents and under the Bank Credit Agreements (as defined in the Note Purchase Agreement) the Guarantors have granted and shall grant, as the case may be, to the Collateral Agent, for the equal and ratable benefit of the Noteholders and the other holders, from time to time of the Notes, a security interest in, and Lien on, all of the right, title and interest of the Guarantors in the collateral more particularly described in the Security Documents.

     E. All acts and proceedings required by law and by the certificate or articles of incorporation and by-laws of each of the Guarantors, necessary to constitute this Guaranty Agreement a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery hereof has been in all respects duly authorized.

     F. The Guarantors and the Company are operated as part of one consolidated business entity. The Guarantors are directly dependent upon the Company for and in connection with their respective business activities and their respective financial resources. Each of the Guarantors will receive a direct economic and financial benefit from the Debt incurred under the Note Purchase Agreement and the Notes by the Company and under this Guaranty Agreement by the Guarantors, and the incurrence of such Debt is in the best interests of the Guarantors.

     G. The Company provides financial assistance to each of the Guarantors as needed from time to time and is responsible for supplying the recurring working capital needs and other financial support of the Guarantors on an ongoing basis.

     H. By agreeing to enter into this Guaranty Agreement and the Security Documents, each of the Guarantors will gain substantial
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financial and other benefits, both direct and indirect.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor does hereby covenant and agree, for the benefit of all present and future Noteholders, as follows:

                              AGREEMENT:

1.   GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

     1.1  Guarantied Obligations.

     Each of the Guarantors hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees to each Noteholder, as and for each such Guarantor's own debt, until final and indefeasible payment has been made:

          (a) the due and punctual payment of the principal of and interest on the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to any Noteholder under the Note Purchase Agreement, the Notes and the other Financing Documents (all such obligations so guarantied are herein collectively referred to as the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions thereof; it being the intent of each of the Guarantors that the guaranty set forth in this Section 1 shall be a guaranty of payment and not a guaranty of collection; and

          (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company contained in the Notes, the Note Purchase Agreement and the other Financing Documents.

     1.2  Payments and Performance.

     In the event that the Company fails to make, on or before the due date thereof, any payment to be made of any principal amount of, or interest on, or in respect of, the Notes or of any other amounts due to any Noteholder under the Notes, the Note Purchase Agreement or any other Financing Document or if the Company shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause
(a) or clause (b) of Section 1.1 in the manner provided in the Notes, the Note Purchase Agreement or the other Financing Documents after in
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

each case giving effect to any applicable grace periods or cure provisions or waivers or amendments, each of the Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of the Note Purchase Agreement, the Notes and the other Financing Documents. In furtherance of the foregoing, if an Event of Default shall exist, all of the Guarantied Obligations shall, in the manner and subject to the limitations provided in the Note Purchase Agreement for the acceleration of the Notes (including, without limitation, the provisions related to the annulment thereof), forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

     Nothing shall discharge or satisfy the obligations of any Guarantor hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations.

     1.3  Joint and Several Liability.

     Each of the Guarantors acknowledges and agrees that the liabilities of each of the Guarantors under this Guaranty Agreement for the due and punctual payment of the Guarantied Obligations and the performance of the other obligations specified in Section 1.1 shall be joint and several.

     1.4  Waivers.

     To the fullest extent permitted by law, each Guarantor does hereby waive:

          (a)  notice of acceptance of this Guaranty Agreement;

          (b) notice of any purchase or acceptance of the Notes under the Note Purchase Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to such Guarantor's right to make inquiry of each Noteholder to ascertain the amount of the Guarantied Obligations at any reasonable time;

          (c) notice of the amount of the Guarantied Obligations, subject to such Guarantor's right to make inquiry of each Noteholder to ascertain the amount of the Guarantied Obligations at any reasonable time;

          (d) notice of adverse change in the financial condition of the Company, any of the Guarantors or any other guarantor or any other fact that might increase such Guarantor's risk hereunder;
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
          (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

          (f) notice of any Default or Event of Default except such notice as may be specifically required by any one or more of the Financing Documents;

          (g) all other notices and demands to which such Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such Guarantor under this Guaranty Agreement or any other Financing Document);

          (h) the right by statute or otherwise to require any or each Noteholder to institute suit against the Company, the Guarantors or any other guarantor or to exhaust the rights and remedies of any or each Noteholder against the Company, the Guarantors or any other guarantor, such Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to each Noteholder by such Guarantor;

          (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof;

          (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of Property of such Guarantor made under any judgment, order or decree based on this Guaranty Agreement, and such Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law; and

          (k) at all times prior to the full and final performance and indefeasible payment of the Guarantied
     Obligations, any claim of any nature arising out of any right of indemnity, contribution, reimbursement, indemnification or any similar right or any claim of subrogation (whether such right or claim arises under contract, state or federal common law or state or federal statutory law (including, without limitation, Section 509 of the United States Bankruptcy Code)) arising in respect of any payment made under this Guaranty Agreement or in connection with this
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

     Guaranty Agreement, against the Company or the estate of the Company (including Liens on the Property of the Company or the estate of the Company), in each case whether or not the Company at any time shall be the subject of any proceeding brought under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect, and such Guarantor further agrees that it will not file any claims against the Company or the estate of the Company in the course of any such proceeding or otherwise, and further agrees that each Noteholder may specifically enforce the provisions of this clause (k).

     1.5  Releases.

     Each Guarantor hereby consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor under this Guaranty Agreement, each Noteholder, by action or inaction, may:

          (a) compromise or settle, in whole or in part, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, this Guaranty Agreement or any of the other Financing Documents;

          (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

          (C) grant waivers, extensions, consents and other indulgences to the Company or any other Guarantor in respect of any one or more of the Notes, the Note Purchase Agreement or any of the other Financing Documents;

          (d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes, this Guaranty Agreement or the other Financing Documents;

          (e) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not;

          (f) sell, exchange, release or surrender any Property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by such Guarantor or another guarantor of the obligations of the Company
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

     under the Note Purchase Agreement, the Notes and the other Financing Documents, and

          (g) exchange, enforce, waive, or release, by action or inaction, any security for the Guarantied Obligations or any other guaranty of any of the Notes.

     1.6  Marshaling.

     Each Guarantor consents and agrees:

          (a) that each Noteholder, and each Person acting for the benefit of the Noteholders, shall be under no obligation to marshal any assets in favor of such Guarantor or against or in payment of any or all of the Guarantied Obligations; and

          (b) that, to the extent that the Company makes a payment or payments to any Noteholder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any bankruptcy law, common law, or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if such payment or payments had not been made and such Guarantor shall be primarily liable for such obligation.

     1.7  Immediate Liability.

     Each Guarantor agrees that the liability of such Guarantor in respect of this Section 1 shall be immediate and shall not be contingent upon the exercise or enforcement by any Noteholder or any other Person of whatever remedies such Noteholder or other Person may have against the Company or any other guarantor or the enforcement of any Lien or realization upon any security such Noteholder or other Person may at any time possess.

     1.8  Primary Obligations.

     The guaranty set forth in this Section 1 is a primary and original obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect without respect to future changes in conditions, including, without limitation, change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the
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Notes) of or by the Company or any other guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes, the Note Purchase Agreement and the other Financing Documents) of the Company or any other Person.

     1.9  No Election.

     Each Noteholder shall, individually or collectively, have the right to seek recourse against each Guarantor to the fullest extent provided for herein for its obligations under this Guaranty Agreement. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder's right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by or on behalf of any Noteholder against the Company or any other Person under any document or instrument evidencing obligations of the Company or such other Person to or for the benefit of such Noteholder shall serve to diminish the liability of any of the Guarantors under this Guaranty Agreement except to the extent that such Noteholder unconditionally shall have realized payment by such action or proceeding.

     1.10 Severability.

     Each of the rights and remedies granted under this Section 1 to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder without notice to, or the consent of or any other action by, any other Noteholder.

     1.11 Other Enforcement Rights.

     Each Noteholder may proceed to protect and enforce this Guaranty Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     1.12 Delay or Omission; No Waiver.

     No course of dealing on the part of any Noteholder or any other Person and no delay or failure on the part of any Noteholder or such other Person to exercise any right under this Guaranty Agreement shall impair such right or operate as a waiver of such right or otherwise prejudice any Noteholder's rights, powers and remedies hereunder or under any other Financing Document. Every right and remedy given by
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this Guaranty Agreement or by law to any Noteholder or any other
Person may be exercised from time to time as often as may be deemed expedient by such Noteholder or other Person.

     1.13 Restoration of Rights and Remedies.

     If any Noteholder shall have instituted any proceeding to enforce any right or remedy under this Guaranty Agreement or under any Note held by such Noteholder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Noteholder, then and in every such case each such Noteholder, the Company and the Guarantors shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such Noteholders shall continue as though no such proceeding had been instituted.

     1.14 Cumulative Remedies.

     No remedy under this Guaranty Agreement or any other Financing Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty Agreement or under any other Financing Document.

     1.15 Limitation on Guarantied Obligations.

     It is the intention of the Guarantors and each Noteholder that the maximum amount of the obligations of each such Guarantor hereunder shall be equal to, but not in excess of, the amount equal to the lesser of

          (a)  its Guarantied Obligations, and

          (b)  the maximum amount permitted by applicable law.

To that end, with respect to the determination of the "maximum amount permitted by applicable law," but only to the extent such obligations would otherwise be avoidable, the obligations of the Guarantors hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render any such Guarantor insolvent or unable to pay its debts (within the meaning of Title 11 of the United States Code or as defined in the analogous applicable law) as they mature or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur obligations hereunder. Any such limitation shall be apportioned
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amongst the Guarantied Obligations owed to the Noteholders pro rata.
This Section 1.15 is intended solely to preserve the rights of each Noteholder hereunder to the maximum extent permitted by applicable law, and neither the Guarantors nor any other Person shall have any rights under this Section 1.15 that it would not otherwise have under applicable law. For the purposes of this Section 1.15, "insolvency", "unreasonably small capital" and "inability to pay debts (as so defined) as they mature" shall be determined in accordance with applicable law.

     1.16 Survival.

     So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor under this Section 1 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

     1.17 No Setoff, Counterclaim or Withholding; Gross-Up.

     Except as otherwise required by law, each payment by each Guarantor shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by or within the United States of America, or by or within any other jurisdiction, or any political subdivision or taxing authority thereof or therein. If any such withholding is so required, such Guarantor will make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and pay each Noteholder the same amount that such Noteholder would be entitled to receive from such Guarantor hereunder if such withholding had not been required.

     1.18 Maintenance of Office.

     Each Guarantor will maintain an office at the address of such Guarantor referred to in Section 3.3 hereof, or in any Acknowledgment and Agreement delivered in respect of this Guaranty Agreement, as the case may be, where notices, presentations and demands in respect hereof or the Guarantied Obligations may be made upon such Guarantor. Such office will be maintained at such address until such time as such Guarantor shall notify each Noteholder of any change of location of such office, which will in any event be located in the United States of America.

     1.19 Representations and Warranties; Covenants Contained in Note Purchase Agreement.

     Without in any way limiting the generality of the warranties and representations contained in Section 5 of the Note Purchase Agreement,
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each of such warranties and representations is, insofar as it refers to a Guarantor specifically or to the Obligors or any Subsidiary generally, true and correct with respect to each Guarantor.


2.   INTERPRETATION OF THIS GUARANTY AGREEMENT.

     2.1  Terms Defined.

     As used in this Guaranty Agreement, the following terms have the respective meanings specified below or set forth in the section of this Guaranty Agreement referred to immediately following such term (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined):

     Closing Date -- has the meaning assigned to such term in the Note Purchase Agreement.

     Collateral Agent -- has the meaning assigned to such term in the Note Purchase Agreement.

     Company -- has the meaning assigned to such term in Preliminary
Statement B.

     Debt -- has the meaning assigned to such term in the Note
Purchase Agreement.

     Default -- has the meaning assigned to such term in the Note
Purchase Agreement.

     Event of Default -- has the meaning assigned to such term in the Note Purchase Agreement.

     Existing 1991 Noteshas the meaning assigned to such term in Preliminary Statement B.

     Existing 1991 Note Purchase Agreementhas the meaning assigned to such term in Preliminary Statement B.

     Existing 1991 Purchasershas the meaning assigned to such term in Preliminary Statement B.

     Existing 1995 Noteshas the meaning assigned to such term in Preliminary Statement B.

     Existing 1995 Note Purchase Agreementhas the meaning assigned to such term in Preliminary Statement B.
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     Existing 1995 Purchasershas the meaning assigned to such term in
Preliminary Statement B.

     Financing Documents -- has the meaning assigned to such term in the Note Purchase Agreement.

     Governmental Authority -- has the meaning assigned to such term in the Note Purchase Agreement.

     Guarantied Obligations -- has the meaning assigned to such term in Section 1.1.

     Guarantor; Guarantors -- has the meaning assigned to such term in the introductory paragraph hereof.

     Guaranty Agreement, this -- has the meaning assigned to such term in the introductory paragraph hereof.

     Lien -- has the meaning assigned to such term in the Note
Purchase Agreement.

     Note Purchase Agreement -- has the meaning assigned to such term in Preliminary Statement C.

     Noteholder -- means, at any time, each Person that is the holder of any Note at such time.

     Notes -- has the meaning assigned to such term in Preliminary
Statement C.

     Obligors -- means any one or all of the Company and the Guarantors, as the context may require.

     Person -- has the meaning assigned to such term in the Note
Purchase Agreement.

     Property -- has the meaning assigned to such term in the Note Purchase Agreement.

     Purchasers -- has the meaning assigned to such term in Recital B.

     Security Documents -- has the meaning assigned to such term in the Note Purchase Agreement.

     Subsidiary has the meaning assigned to such term in the Note
Purchase Agreement.
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     2.2  Directly or Indirectly.

     Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including, without limitation, actions taken by or on behalf of any partnership in which such Person is a general partner.

     2.3  Section Headings and Construction.

          (a) Section Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Guaranty Agreement as a whole and not to any particular Section or other subdivision.

          (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     2.4  Separate Instruments.

     Notwithstanding that each of the Guarantors is a party to this Guaranty Agreement, each of the Guarantied Obligations of each Guarantor hereunder shall be deemed to be contained in a separate instrument and any invalidity or unenforceability of this Guaranty Agreement in respect of any Guarantor shall have no effect on the validity or enforceability of this Guaranty Agreement in respect of the other Guarantors.

3.   MISCELLANEOUS.

     3.1  Successors and Assigns.

     Whenever any Guarantor or any of the parties to any of the other Financing Documents is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the covenants, promises and agreements contained in this Guaranty Agreement by or on behalf of each Guarantor shall bind the successors and assigns of such Guarantor and shall inure to the benefit of each of the Noteholders from time to time whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes.
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     3.2  Partial Invalidity.

     The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions contained herein unenforceable or invalid.

     3.3  Communications.

     All communications provided for hereunder to any Guarantor or any Noteholder shall be in writing and to the applicable address or addresses, and with the effect, provided for in Annex 1 hereto or in any Acknowledgment and Agreement delivered in respect of this Guaranty Agreement, as the case may be.

     3.4  Governing Law.

     THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS-OF-LAW PRINCIPLES).

     3.5  Amendment.

     This Guaranty Agreement may only be amended by written instrument executed and delivered by all of the Guarantors and all of the Noteholders.

     3.6  Counterparts.

     This Guaranty Agreement may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but altogether only one Guaranty Agreement.

     3.7  Benefits of Guaranty Agreement Restricted to Noteholders.

     Nothing express or implied in this Guaranty Agreement is intended or shall be construed to give to any Person other than the Guarantors and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision contained herein; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Guarantors and the Noteholders.
     3.8  Survival of Representations and Warranties; Entire
Agreement.

     All representations and warranties contained herein or made in writing by the Guarantors in connection herewith shall survive the execution and delivery hereof and of each other Financing Document. This Guaranty Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
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     3.9  Additional Parties.

     Any Person which becomes a Subsidiary after the Closing Date and which is required, pursuant to Section 9.6 of the Note Purchase Agreement, to become a party to this Guaranty Agreement shall execute and deliver an acknowledgement and agreement in the form of Exhibit A hereto and, upon delivery thereof, such Subsidiary shall become a "Guarantor" under this Guaranty Agreement for all purposes and shall be deemed to have made the covenants and agreements of each Guarantor set forth herein as of the date of the execution and delivery of such acknowledgment and agreement and shall comply with all other obligations to be performed by a Guarantor party hereto.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty
Agreement to be executed on its behalf by one of its duly authorized officers as of the date first set forth above.


                                   WAMPLER FOODS, INC.



                                   By:_______________
                                   Name:
                                   Title:


                                   CASSCO ICE & COLD STORAGE,
                                   INC.



                                   By:________________
                                   Name:
                                   Title:


                                   WAMPLER SUPPLY COMPANY, INC.



                                   By:_________________
                                   Name:
                                   Title:


                                   VALLEY RAIL SERVICE, INC.



                                   By:___________________
                                   Name:
                                   Title:

                                                          EXHIBIT A

                 FORM OF ACKNOWLEDGMENT AND AGREEMENT

 Guaranty Agreement, dated as of February 25, 1998, delivered by each of the Guarantors of the Variable Rate Senior Notes due December 31,
   1999 issued by WLR Foods, Inc. (as amended from time to time, the
                         "Guaranty Agreement")

                                                          [DATE]


Reference is made to Section 3.9 of the Guaranty Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Guaranty Agreement. The undersigned is a Subsidiary and, in accordance with the terms of the Note Purchase Agreement, is required to become a party to the Guaranty Agreement. By execution and delivery of this acknowledgment and agreement the undersigned hereby becomes a party to the Guaranty Agreement for all purposes, makes the covenants and agreements of each Guarantor set forth in the Guaranty Agreement as of the date hereof and agrees to comply with all other obligations to be performed by a Guarantor under the Guaranty Agreement.

This acknowledgment and agreement hereby incorporates by reference the provisions of the Guaranty Agreement, which are deemed to be a part hereof, and this acknowledgment and agreement shall also be deemed to be a part of the Guaranty Agreement.

[NAME OF GUARANTOR]



By:______________________
Name:
Title:



[Address of Guarantor]

Tel.: [              ]
Fax.: [              ]

                                ANNEX 1



As to each Guarantor:

Wampler Foods, Inc.
[Address]

Tel.: [              ]
Fax.: [              ]


Cassco Ice & Cold Storage, Inc.
[Address]

Tel.: [              ]
Fax.: [              ]


Wampler Supply Company, Inc.
[Address]

Tel.: [              ]
Fax.: [              ]


Valley Rail Service, Inc.
[Address]

Tel.: [              ]
Fax.: [              ]

                                                     EXHIBIT 4.11(b)

       [FORM OF SUBSIDIARY VICE PRESIDENT/TREASURER CERTIFICATE]

                    [Name of Subsidiary Guarantor]
                CERTIFICATE OF VICE PRESIDENT/TREASURER


     I, ______ hereby certify that I am the [Vice President/Treasurer of [NAME OF SUBSIDIARY GUARANTOR] (the "Guarantor"), a Virginia corporation, and that, as such, I have responsibility for the management of the financial affairs of the Guarantor and the preparation of the financial statements of the Guarantor and its subsidiaries, am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Guarantor, and that:

     4. This certificate is being delivered pursuant to Section 4.11(b) of the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of February 25, 1998, among WLR Foods, Inc. (the "Company") and each of the purchasers listed on Schedule A thereto (collectively, the "Purchasers"). The terms used in this Certificate and not defined herein have the respective meanings specified in the Note Purchase Agreement. Pursuant to the Note Purchase Agreement, the Company will issue

          (a) Forty-Two Million Forty Thousand One Hundred Sixty-Two and 73/00 Dollars ($42,040,162.73) in aggregate principal amount of its Variable Rate Senior Notes Due December 31, 1999 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with this Agreement, and as amended from time to time, the "Notes"), and

          (b)  the Guarantor will enter into a certain Guaranty
     Agreement, dated as of February 25, 1998 (the "Guaranty
     Agreement"), to unconditionally guaranty the obligations evidenced by the Notes.

     5. I have reviewed the most current financial statements of the Guarantor and I have prepared a pro forma balance sheet (the "Balance Sheet") of the Guarantor, which Balance Sheet gives effect to the transactions contemplated by the Guaranty Agreement and the Note Purchase Agreement.

     6. In connection with the preparation of the Balance Sheet, I have made such investigation and inquiries as I deem necessary and prudent therefor. The assumptions upon which the Balance Sheet is based are stated therein, which assumptions are reasonable.

     Based on the foregoing, I have reached the following conclusions:

     The execution and delivery of the Guaranty Agreement by the Guarantor and the guaranty of the obligations of the Guarantor therein pursuant to the terms and provisions of the Guaranty Agreement will not render the Guarantor "insolvent," nor will the value of the liabilities of the Guarantor, determined in accordance with generally accepted accounting principles, immediately thereafter exceed the value of the assets of the Guarantor, determined in accordance with generally accepted accounting principles, in each case after given


effect to the transactions contemplated by the Guaranty Agreement and the Note Purchase Agreement. In this context, "insolvent" means that

          (a) the present fair salable value of assets of the Guarantor is less than the amount that will be required to pay the probable liability on existing debts of the Guarantor as they become absolute and matured, or

          (b) the Guarantor will not otherwise be able to pay its debts as they become absolute and matured.

I also understand that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

     IN WITNESS WHEREOF, I have executed this Certificate in the name and on behalf of the Guarantor on February ___, 1998.


                                   [SUBSIDIARY GUARANTOR]


                                   By:_______________
                                        Name:
                                        Title: